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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of AmeriServ Financial, Inc.:

     Registration Statement No. 33-56604 on Form S-3
     Registration Statement No. 33-53935 on Form S-8
     Registration Statement No. 33-55207 on Form S-8
     Registration Statement No. 33-55211 on Form S-8
     Registration Statement No. 333-67600 on Form S-8
     Registration Statement No. 333-50225 on Form S-3
     Registration Statement No. 333-121215 on Form S-3


of our report on the consolidated financial statements dated March 8, 2005, except for Note 28 as to which the date is September 7, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the consolidated statements of cash flows) appearing in this Annual Report on Form 10-K/A of AmeriServ Financial, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 7, 2005